EXHIBIT 99.1

W. R. Berkley Corporation	NEWS RELEASE
475 Steamboat Road
Greenwich, Connecticut 06830
(203) 629-3000

FOR IMMEDIATE RELEASE	CONTACT:	Eugene G. Ballard
Chief Financial Officer
(203)629-3000

W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER EARNINGS

     Greenwich, CT, February 14, 2005 — W. R. Berkley Corporation (NYSE: BER) today reported net income for the fourth quarter of 2004 of $116 million, or $1.31 per share, a 25% increase from $93 million, or $1.07 per share, a year ago. Fourth quarter 2004 net operating income increased 43% to $114 million, or $1.29 per share, compared with $79 million, or $0.91 per share, for the fourth quarter of 2003. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and the effect of a change in accounting principle.

Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2004	2003	2004	2003
Gross premiums written	$1,202,993	$1,063,167	$4,724,128	$4,243,415
Net premiums written	1,104,902	963,322	4,266,361	3,670,515

Net income	116,121	93,208	438,105	337,220
Net income per diluted share	1.31	1.07	4.97	3.87

Net operating income	113,710	79,460	407,526	283,886
Net operating income per diluted share	$1.29	$0.91	$4.62	$3.26

W. R. Berkley Corporation	Page 2

Fourth quarter highlights are as follows:

•	Net premiums written rose to $1.1 billion, an increase of 15% from the comparable quarter of 2003.

•	The GAAP combined ratio was 89.9% compared with 90.5% in the prior year period.

•	The paid loss ratio decreased to 35.6% from 35.9% in the prior year quarter.

•	Investment income increased 46% to $82 million.

•	Cash flow from operations increased 15% to $487 million compared with $424 million in the year-earlier period.

     Commenting on the Company’s performance, William R. Berkley, chairman and chief executive officer, said: “We are very pleased with the fourth quarter and full year results. The business continued its robust performance, generating an after-tax return on equity of over 27% for the fourth quarter. Each segment of the business reported underwriting profits in 2004. At the same time, we had cash flow for the year of over $1.6 billion. As a result of the cash flow and an upturn in investment yields, investment income reached $82 million in the fourth quarter. For the year, investment income grew 39% to over $291 million.

     “We continue to be optimistic about the environment and expect relative price stability in most parts of our marketplace. There is pressure on prices in some areas, but the overall business continues to look excellent. We expect to continue to enjoy moderate growth and we are confident that 2005 will result in after tax returns exceeding 20%,” Mr. Berkley concluded.

W. R. Berkley Corporation	Page 3

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

     This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2005 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, natural and man-made catastrophic losses, including as a result of terrorist activities, increases in the level of our retention, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those relating to fixed income securities, merger arbitrage investments, and other equity securities, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including those related to alleged anti-competitive or other improper sales and practices in the insurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to successfully acquire and integrate companies and invest in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2005 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company’s net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation	Page 4

Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
	2004	2003	2004	2003
Revenues:
Net premiums written	$1,104,902	$963,322	$4,266,361	$3,670,515
Change in unearned premiums	(33,805)	(70,886)	(205,269)	(435,905)

Premiums earned	1,071,097	892,436	4,061,092	3,234,610
Net investment income	82,286	56,197	291,295	210,056
Service fees	25,378	24,861	109,344	101,715
Realized investment gains	3,709	21,186	48,268	81,692
Other income	770	676	2,236	2,035

Total revenues	1,183,240	995,356	4,512,235	3,630,108

Expenses:
Losses and loss expenses	657,693	558,933	2,559,310	2,050,177
Other operating expenses	336,343	285,600	1,247,989	1,035,894
Interest expense	18,191	15,540	66,423	54,733

Total expenses	1,012,227	860,073	3,873,722	3,140,804

Income before income taxes and minority interest	171,013	135,283	638,513	489,304

Income tax expense	(53,398)	(42,666)	(196,235)	(150,626)
Minority interest	(1,494)	591	(3,446)	(1,458)

Net income before change in accounting principle	116,121	93,208	438,832	337,220

Cumulative effect of change in accounting principle, net of taxes	—	—	(727)	—

Net income	$116,121	$93,208	$438,105	$337,220

Net income per share:
Basic	$1.38	$1.12	$5.22	$4.06
Diluted	$1.31	$1.07	$4.97	$3.87

Average shares outstanding:
Basic	84,190	83,417	83,961	83,124
Diluted	88,414	87,370	88,181	87,063

W. R. Berkley Corporation	Page 5

Operating Results by Segment
(Amounts in thousands, except ratios (1))

	Fourth Quarter		Full Year
	2004	2003	2004	2003
Specialty (2):
Gross premiums written	$481,198	$371,191	$1,675,320	$1,428,218
Net premiums written	456,514	337,508	1,581,180	1,295,570
Premiums earned	389,505	307,247	1,466,840	1,117,781
Pre-tax income	76,367	50,993	290,442	201,885
Loss ratio	62.3%	63.8%	62.0%	63.3%
Expense ratio	25.5%	26.1%	25.2%	24.9%
GAAP combined ratio	87.8%	89.9%	87.2%	88.2%

Regional (2):
Gross premiums written	$307,002	$282,810	$1,295,659	$1,154,772
Net premiums written	273,768	256,058	1,128,800	963,988
Premiums earned	282,065	245,914	1,068,552	880,597
Pre-tax income	59,372	46,121	184,152	153,292
Loss ratio	51.4%	55.5%	55.7%	56.3%
Expense ratio	31.8%	30.0%	31.2%	31.2%
GAAP combined ratio	83.2%	85.5%	86.9%	87.5%

Alternative Markets (2):
Gross premiums written	$150,447	$127,961	$707,878	$557,038
Net premiums written	131,429	126,796	616,282	482,389
Premiums earned	158,752	120,010	583,693	410,926
Pre-tax income	32,704	22,344	128,660	85,397
Loss ratio	70.9%	68.4%	70.5%	68.6%
Expense ratio	21.7%	23.9%	21.5%	24.6%
GAAP combined ratio	92.6%	92.3%	92.0%	93.2%

Reinsurance (2):
Gross premiums written	$242,077	$262,990	$963,135	$1,031,155
Net premiums written	223,171	226,392	865,559	861,457
Premiums earned	222,584	203,304	870,827	760,558
Pre-tax income	22,478	22,656	87,373	59,984
Loss ratio	65.8%	66.3%	69.4%	69.6%
Expense ratio	33.0%	29.3%	29.3%	29.5%
GAAP combined ratio	98.8%	95.6%	98.7%	99.1%

International:
Gross premiums written	$22,269	$18,215	$82,136	$72,232
Net premiums written	20,020	16,568	74,540	67,111
Premiums earned	18,191	15,961	71,180	64,748
Pre-tax income (loss)	3,186	(1,542)	7,437	3,347
Loss ratio	61.1%	61.4%	55.2%	54.4%
Expense ratio	45.5%	42.9%	42.0%	42.3%
GAAP combined ratio	106.6%	104.3%	97.2%	96.7%

(Continued)

W. R. Berkley Corporation	Page 6

Operating Results by Segment (continued)
(Amounts in thousands, except ratios (1))

	Fourth Quarter		Full Year
	2004	2003	2004	2003
Corporate and Eliminations:
Realized investment gains	$3,709	$21,186	$48,268	$81,692
Interest and other, net	(26,803)	(26,475)	(107,819)	(96,293)
Pre-tax loss	(23,094)	(5,289)	(59,551)	(14,601)

Total (2):
Gross premiums written	$1,202,993	$1,063,167	$4,724,128	$4,243,415
Net premiums written	1,104,902	963,322	4,266,361	3,670,515
Premiums earned	1,071,097	892,436	4,061,092	3,234,610
Pre-tax income	171,013	135,283	638,513	489,304
Loss ratio	61.4%	62.6%	63.0%	63.4%
Expense ratio	28.5%	27.9%	27.4%	28.0%
GAAP combined ratio	89.9%	90.5%	90.4%	91.4%

(1)	Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. Combined ratio is the sum of loss ratio and expense ratio.

(2)	Weather-related losses were $2 million in the fourth quarter of 2004 compared to weather-related losses of $3 million in the fourth quarter of 2003. For the full year of 2004, weather-related losses were $60 million compared to $38 million in the corresponding 2003 period.

W. R. Berkley Corporation	Page 7

Supplemental Information
(Amounts in thousands, except per share data)

	Fourth Quarter		Full Year
Reconciliation of net operating
income to net income:	2004	2003	2004	2003
Net operating income (1)	$113,710	79,460	$407,526	$283,886
Realized investment gains, net of taxes	2,411	13,748	31,306	53,334
Cumulative effect of change in accounting principle	—	—	(727)	—

Net income	$116,121	93,208	$438,105	$337,220

Return on equity (2)	27.6%	27.9%	26.0%	25.3%

Cash flow from operations	$486,516	$424,328	$1,619,689	$1,399,968

Cash flow from operations before cash transfers to/from trading account (3)	$486,516	$424,328	$1,692,689	$1,399,968

	December 31,	December 31,
Selected balance sheet information	2004	2003
Total investments (4)	$8,341,944	$6,480,713
Total assets	11,451,033	9,334,685
Reserves for losses and loss expenses	5,449,611	4,192,091
Debt	808,264	659,208
Junior subordinated debentures	208,286	193,336
Stockholders’ equity (5)	2,109,702	1,682,562
Shares outstanding	84,273	83,538
Stockholders’ equity per share	25.03	20.14

(1)	Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and the effect of a change in accounting principle. Management believes that excluding realized investment gains, which result primarily from changes in general economic conditions and the effect of a change in accounting principle provides a useful indicator of trends in the Company’s underlying operations.

(2)	Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

(3)	Cash flow from operations before cash transfers to/from trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to/from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company’s cash flow.

(4)	Investments include cash and cash equivalents, accounts receivable from brokers and clearing organizations and securities sold but not yet purchased.

(5)	Stockholders’ equity includes after-tax unrealized gains from investments and foreign exchange of $112 million and $120 million as of December 31, 2004 and December 31, 2003, respectively.